                      AMENDMENT TO LEASE
                      ------------------

     THIS AMENDMENT entered into in Chicago, Illinois as of the 26th day of October, 1989 by and between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not personally, but solely as Trustee under Trust Agreement dated May 2, 1989 and known as Trust No. 108237-06 ("Lessor"), and PLAYBOY ENTERPRISES, INC., a Delaware corporation ("Lessee").

                         WITNESSETH:
                         ----------

     A. LaSalle National Bank, not individually but solely as Trustee under Trust Agreement dated December 21, 1987 and known as Trust No. 112912 ("LaSalle"), and Lessee entered into a certain Office Lease dated April 7, 1988 (the "Lease") whereby LaSalle leased to Lessee certain premises (the "Premises") known as Suites 1500 and 1600 comprising the entire fifteenth (15th) and sixteenth (16th) floors of the Office Area (as such term is defined in the Lease) of that certain building (the "Building") located at 680 North Lake Shore Drive, Chicago, Illinois for a lease term expiring August 31, 2004.

     B. LaSalle assigned its interest under the Lease to Lessor's predecessor in interest.

     C. Pursuant to Section 34 of the Lease, Lessor granted to Lessee an option to lease up to 2,000 square feet of space in the basement of the Building for storage and carpentry purposes. Lessee exercised such option pursuant to a letter dated April 14, 1989 to Lessor.

     D. Lessor and Lessee desire to amend the Lease to reflect the lease by Lessor to Lessee of such additional space on and subject to the terms and conditions hereinafter set forth.

     E. There exists on the roof of the Building an elevator penthouse (the "Penthouse") in which is located mechanical equipment for certain of the elevators located in the Building. There also exists a hatch (the "Elevator Hatch") in the floor of the Penthouse located in column bay 11-12/E-F of the Building through which Lessor from time to time moves such elevator equipment. Lessor has requested that Lessee install a Knock Out Panel (as hereinafter defined) in the ceiling of the Premises to provide access to the Elevator Hatch and Lessee is willing to install such Knock Out Panel on and subject to the terms and conditions hereinafter set forth.

     F. Lessee has placed certain equipment on the roof of the Building beyond the boundary of the Restricted Area, as such term is defined in Paragraph 8 of the Lease. The parties desire to further amend the Lease by redefining the term "Restricted Area" to acknowledge Lessee's placement of such equipment.

     G. Lessor and Lessee desire to further amend the Lease to resolve certain issues that have arisen between Lessor and Lessee in connection with the construction of the Premises.

     H. Lessor and Lessee desire to further amend the Lease to clarify the provisions regarding the real estate taxes payable by Lessee during the term of the Lease.

     NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, it is hereby agreed as follows. All defined terms used herein, when used as such defined terms, shall have the same meanings as are scribed to such terms in the Lease.

    l. Additional Premises. Lessor hereby leases to Lessee and Lessee hereby accepts from Lessor the premises as outlined on Exhibit A attached hereto (the "Additional Premises") known as Room B-101 in the basement of the Building. The Additional Premises contain approximately 1,792 square feet. The Additional Premises are leased to Lessee upon all of the same terms and conditions as are set forth in the Lease, except as otherwise specifically provided herein.

    2. Term. The Additional Premises are leased for a lease term commencing on the Commencement Date of the Term of the Lease. The lease term for the Additional Premises shall be coterminous with the Term of the Lease.

   3. Base Rent. Lessee shall pay Base Rent to Lessor for the Additional Premises as provided in the following schedule:

        Lease Year                             Monthly Base Rent
        ----------                             -----------------
             1                                      $597.33
             2                                       609.28
             3                                       621.47
             4                                       633.89
             5                                       646.57
             6                                       659.50
             7                                       672.69
             8                                       686.15
             9                                       699.87
            10                                       713.87
            11                                       728.15
            12                                       742.71
            13                                       757.56
            14                                       772.71
            15                                       788.17

In the event Lessee timely and properly exercises the Extension Option pursuant to Section 37 of the Lease, Lessee shall pay Base Rent for the Additional Premises during the Extension Term as provided in the following schedule:

                   Lease Year                 Monthly Base Rent
                   ----------                 -----------------
                       16                          $803.93
                       17                           820.01
                       18                           836.41
                       19                           853.14
                       20                           870.20

     4. Rent Adjustment. Lessee shall pay no adjustments to Base Rent for the Additional Premises pursuant to Section 2 of the Lease.

     5. Relocation. At any time during the lease term for the Additional Premises, Lessor may substitute for the Additional Premises other premises (herein called "Substitute Additional Premises") provided that the Substitute Additional Premises shall be located in the Building and shall be similar to the Additional Premises in area and use for Lessee's purposes. Lessor shall pay the expense of moving Lessee from the Additional Premises to the Substitute Additional Premises and for improving the Substitute Additional Premises so that they are substantially similar to the Premises. Lessor shall first give Lessee at least thirty (30) days prior written notice before making such change. If Lessor shall exercise its rights under this Paragraph 5, the Substitute Additional Premises shall thereafter be deemed for the purposes of the Lease, as amended by this Amendment, as the Additional premises.

     6. Termination Option. Lessee shall have the option (the "Termination Option") to terminate the Lease with respect to all, but not less than all, of the Additional Premises upon the following terms and conditions:

        (a) Lessee gives Lessor not less than ninety (90) days' prior written notice of such termination, which notice shall set forth the effective date of termination of the lease term with respect to the Additional Premises; and

        (b) Lessee is not in default under the Lease either on the date Lessee exercises the Termination Option or on the proposed effective date of termination.

If Lessee properly exercises the Termination Option, the lease term with respect to the Additional Premises shall terminate effective as of the date stated in Lessee's notice described in Paragraph 6(a) above. Rent for the Additional Premises shall be paid through and apportioned as of the effective date of termination and neither Lessor nor Lessee shall have any rights, estates, liabilities or obligations under the Lease, as amended by this Amendment, with respect to the Additional Premises after such date, except such liabilities which, by the terms of the Lease, expressly survive such termination (including, without limitation, the provisions of Section 10 of the Lease). In no event shall the Term of the Lease with respect to the original Premises be affected by the Termination Option or the exercise thereof by Lessee.

     7. Condition of Additional Premises. Lessee shall accept the Additional Premises on the commencement date of the lease term for the Additional Premises in an "as-is", "where-is" physical condition, except that Lessor agrees that the Additional Premises shall be empty and in a broom-clean condition on the commencement date of the lease term for the Additional Premises. No promise of Lessor to alter, remodel, improve, repair, decorate or clean the Additional Premises or any part thereof has been made except as provided in this Amendment. Exhibit C to the Lease shall not apply to the Additional Premises.

     8.(a) Knock Out Panel. Lessee, at Lessee's sole cost and expense, agrees to construct and install or cause to be constructed and installed in the ceiling of the Premises a panel (the "Knock Out Panel") at the location set forth on Exhibit B attached hereto which shall provide to Lessor and Lessor's employees, agents and contractors access to the Elevator Hatch. The Knock Out Panel shall be installed in a good and workmanlike manner using new, first quality materials and qualified contractors and subcontractors, in accordance with all applicable laws, ordinances, rules, regulations, codes and governmental and quasi-governmental requirements.

     (b) In no event shall Lessee at any time during the Term of the Lease install or construct or cause or permit the installation or construction of (i) any sprinkler heads in or on the Knock Out Panel following the initial construction of the Premises or (ii) any duct work, wires, pipes, conduits or any other item or thing above or attached to the exterior of the Knock Out Panel or in the space between the Knock Out Panel and the Elevator Hatch. If Lessee at any time during the Term installs or constructs or causes or permits there to be installed or constructed any of the foregoing, Lessee shall remove the same within ten (10) days following request therefor from Lessor, failing which Lessor shall have the right, but not the obligation, to remove any such items and Lessee shall reimburse Lessor for all costs and expenses incurred by Lessor in connection therewith. Notwithstanding the foregoing to the contrary, Lessee shall have the right to install in the Knock Out Panel lighting, sprinkler heads and HVAC distribution and other equipment to the extent shown in drawings previously approved by Lessor in connection with the initial construction of the Premises.

    (c) Lessor and Lessor's employees, agents, contractors, subcontractors and materialmen shall have the right, at any time and from time to time on not less than two (2) business days' prior written notice to Lessee (except in case of emergency, in which event no notice shall be required) to enter upon the Premises for purposes of removing the Knock Out Panel and transporting through the Premises such elevator equipment, parts and supplies and performing such other work as Lessor, in Lessor's sole judgment, shall determine to be necessary or desirable in connection with the operation of the elevators served by the equipment located in the Penthouse. Such removal work shall be performed only after regular business hours of Lessee or on weekends, except in case of emergency. Lessor shall use its reasonable efforts to remove the Knock Out Panel and perform such work in a manner which will minimize interference with and damage to the systems, including the sprinkler, lighting and HVAC systems, in the Premises. The removal of the Knock Out Panel shall be at Lessor's sole cost.

     (d) Lessor shall lower and remove all elevator equipment, parts and supplies through the Knock Out Panel and the Premises at Lessor's risk and Lessor, at Lessor's sole cost, shall repair and restore the Premises (including the Knock Out Panel and the lighting and sprinkler heads located thereon) and any property located therein or thereon (to the extent damaged by Lessor) to the condition which existed immediately prior to the performance of such work by Lessor.

     9. Definition of Restricted Area. In further consideration of the rights granted hereunder by Lessee in regard to the Knock Out Panel, Lessor hereby agrees that effective as of April 7, 1988, the definition of the term "Restricted Area", as used in the Lease for all purposes, including without limitation the provisions of Section 8 thereof, shall and hereby is deemed to be expanded to encompass the two pieces of equipment of Lessee located on the roof of the Building labeled "Duct" and "Condensor" on Exhibit C attached hereto and Lessor acknowledges that all equipment of Lessee on the roof of the Building as of the date hereof shall for all purposes under the Lease be deemed to fall within the Restricted Area.

     10.  Resolution of Construction Issues. Lessor hereby agrees, within ten
(10) days following complete execution of this Amendment by Lessor and Lessee, to pay to Lessee $5,000 to reimburse Lessee for certain corrective work performed by or on behalf of Lessee in connection with the initial construction of the Premises pursuant to Exhibit C to the Lease and, in consideration for such reimbursement, Lessee hereby irrevocably and unconditionally waives and releases Lessor from all actions, claims, damages, liability and demands, at law and/or in equity, which Lessee now has or in the future may have against Lessor in connection with the construction issues described as "Work Letter Claims" in that certain letter dated November 15, 1989 (the "Claim Letter") from Dale Gordon to three employees of Golub & Co., a copy of which is attached hereto as Exhibit D. In addition, Lessee hereby agrees not to withhold the payment of any rent due under the Lease based on such construction issues. The parties hereto acknowledge and agree that the Claim Letter is attached hereto for reference purposes only. Nothing herein or in the

Claim Letter shall constitute or be deemed to constitute an acknowledgment by Lessor that any building code violations presently exist or at any time heretofore existed in the Premises. Lessor has no knowledge of any such building code violations in the Premises, whether now or previously existing.

     ll. Halon Panel. Lessee, at Lessee's sole cost, shall install or cause to be installed in the common area of the first floor of the Building a panel (the "Halon Panel") with a capacity of 64 connections, together with an internal mechanism containing 24 of such connections. Such 24 connections are to be hooked up to the halon and pre-action system in the Premises either initially or at some future date. Lessee agrees that following installation and start-up of the Halon Panel to the satisfaction of Lessor and Lessee, the Halon Panel shall be and become the sole property of Lessor, without payment or reimbursement to Lessee of any kind. Lessee shall have the right to use the 24 connections initially installed by Lessee. The remaining capacity for 40 connections in the Halon Panel shall be allocated by Lessor in Lessor's sole discretion to the tenants of the Building and Lessee shall have no right thereto. Lessor shall be solely responsible for the costs associated with the purchase of the additional 40 connections, except as may be otherwise agreed to between Lessor and the tenants utilizing such connections. Lessor shall maintain and repair the Halon Panel and the 24 connections utilized by Lessee at Lessee's cost and expense, provided that the cost of such maintenance and repair shall, except in the case of emergency, have been approved in advance in writing by Lessee. Lessee and Lessee's contractors, subcontractors, agents and employees shall have the right, from time to time, subject to the terms of the Lease, to have access to the Halon Panel for purposes of connecting the 24 connections in the Halon Panel to the halon system in the Premises.

     12. Taxes. Notwithstanding anything to the contrary in the Lease, Lessee and Lessor hereby agree as follows with respect to the Taxes payable by Lessee during the Term of the Lease:

          (a) Taxes payable by Lessee during any calendar year shall be those Taxes which are due for payment or paid in such year rather than Taxes which are assessed or become a lien during such year. Therefore, for example, Lessee shall be responsible for Lessee's Proportionate Share of 100% of the Taxes payable in 1990 (i.e., the 1989 general real estate taxes) because Lessee shall be in occupancy of the Premises for the entire calendar year l990;

          (b) Lessee shall pay no Taxes for the period commencing September 1, 1989 and ending December 31, 1989; and

          (c) With respect to the Taxes payable by Lessee for the calendar year in which the Lease expires or terminates (i.e., calendar year 2004, which is the stated expiration date, or calendar year 2009, in the event Lessee exercises the extension option pursuant to Section 37 of the Lease, or calendar year 1994, 1997 or 2000, as the case may be, in the event Lessee exercises its termination right pursuant to Section 43 of the Lease), Lessee shall pay Lessee's Proportionate Share of Taxes for the Building due and payable for such entire calendar year, without proration, notwithstanding that the Lease shall expire or terminate on August 31 of such year.

     13. Memorandum of Amendment. Lessor and Lessee agree that a Memorandum of this Amendment, in the form attached hereto as Exhibit E, executed by Lessor and Lessee may be recorded against all real estate legally described in said
Exhibit E at Lessee's expense, in the Office of the Cook County Recorder of Deeds.

     14. Real Estate Brokers. Lessee represents that Lessee has dealt with and only with Golub & Co. (whose commission, if any, shall be paid by Lessor pursuant to a separate agreement) as broker in connection with this Amendment and agrees to indemnify and hold Lessor harmless from all damages, liability and expense (including reasonable attorneys' fees) arising from any claims or demands of any other brokers or finders for any commission alleged to be due such brokers or finders in connection with its participation in the negotiation with Lessee of this Amendment.

     15. Exculpatory Provisions. It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements herein made on the part of Lessor while in form purporting to be the representations, warranties, covenants, undertakings and agreements of Lessor are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings and agreements by Lessor or for the purpose of or with the intention of binding Lessor personally, but are made and intended for the purpose only of subjecting Lessor's interest in the Office Area and the Premises to the terms of this Amendment and for no other purpose whatsoever, and in case of default hereunder by Lessor (or default through, under or by any of its beneficiaries, or agents or representatives of said beneficiaries), Lessee shall look solely to the interest of Lessor in said Office Area, and this Amendment is executed and delivered by Lessor not in its own right, but solely in the exercise of the powers conferred upon it as such Trustee; that the Lessor shall have no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained and no liability or duty shall rest upon Lessor to sequester the trust estate or the rents, issues and profits arising therefrom, or the proceeds arising from any sale or other disposition thereof; and that no personal liability or personal responsibility of any sort is assumed by, nor shall at any time be asserted or enforceable against, said Lessor, American National Bank and Trust Company of Chicago, a national banking association, individually or personally, but only as Trustee under the provisions of a Trust Agreement dated May 2, 1989, and known as Trust No. 108237-06, or against any of the beneficiaries under the

Trust Agreement first hereinabove described, on account of this Amendment or on account of any representation, warranty, covenant, undertaking or agreement of Lessor in this Amendment contained, either express or implied, all such personal liability, if any, being expressly waived and released by Lessee and by all persons claiming by, through or under Lessee.

     IN WITNESS WHEREOF, this Amendment is executed as of the day and year aforesaid.


LESSOR:                                LESSEE:
- -------                                -------

AMERICAN NATIONAL BANK AND             PLAYBOY ENTERPRISES, INC.,
TRUST COMPANY OF CHICAGO,              a Delaware corporation
not personally, but solely
as Trustee as aforesaid                By:  Dale C. Gordon
                                          --------------------------------

                                       Title:    Vice-President
                                             -----------------------------

By: /s/ Signature illegible
   --------------------------------

Title:            VP
      -----------------------------